Praxair, Inc. and Subsidiaries
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                                                                   EXHIBIT 99.01




                         PRAXAIR, INC. AND SUBSIDIARIES
                           Segment Information for the
                            1998 Quarters (Unaudited)





1998 Quarters                       1Q       2Q      3Q      4Q(a)  Year(a)

Sales:
 North America                  $  691   $  712   $  677   $  672   $2,752
 South America                     244      238      246      236      964
 Europe                            124      131      124      136      515
 Surface Technologies               99      104      106      111      420
 All Other                          43       49       48       42      182
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Total sales                     $1,201   $1,234   $1,201   $1,197   $4,833
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Operating Profit:
 North America                  $  140   $  141   $  128   $  124   $  533
 South America                      47       50       53       49      199
 Europe                             26       28       25       30      109
 Surface Technologies               18       19       18       18       73
 All Other                         (11)      (5)       6        4       (6)
 Corporate                          (6)      (6)      (5)      (6)     (23)
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Total operating profit          $  214   $  227   $  225   $  219   $  885
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                                                        (Millions of dollars)

(a) The fourth quarter and year segment operating profit amounts for the All Other segment are before special charges of $29 million (see Note 3 of the section captioned "Notes to Consolidated Financial Statements" in Praxair's 1998 Annual Report to Shareholders).